                           PAIRGAIN TECHNOLOGIES, INC.

                   EXHIBIT 23.1--INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-72792 and 33-96080 on Form S-8 and No. 333-23067 on Form S-3, as amended, of PairGain Technologies, Inc. of our report dated January 26, 1999, appearing in this Annual Report on Form 10-K of PairGain Technologies, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP
Costa Mesa, California
March 29, 1999